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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 20, 2001


                                BLAIR CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

            DELAWARE                    001-00878               25-0691670
            --------                    ---------               ----------
(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NO.)     (I.R.S. EMPLOYER
        INCORPORATION)                                      IDENTIFICATION NO.)

   220 HICKORY STREET, WARREN, PENNSYLVANIA                     16366-0001
   ----------------------------------------                     ----------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (814) 723-3600




                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


                                   ----------

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ITEM 5.           OTHER EVENTS.
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         On December 20, 2001, Blair Corporation (the "Company") put in place a syndicated revolving credit facility of up to $30 million, secured by inventory and certain other assets of the Company and its subsidiaries. To date, the Company has not drawn down any amount under this credit facility. The Credit Agreement, dated December 20, 2001, which sets forth the terms of the revolving credit facility, is attached hereto as Exhibit 99.1.

         Also on December 20, 2001, the Company completed the securitization of up to $100 million in certain of its accounts receivables. The Company currently has $15 million outstanding, the minimum amount required to be outstanding, under the Receivables Purchase Agreement.

         A copy of the press release announcing the completion of the securitization and the new credit facility is attached hereto as Exhibit 99.2.





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ITEM 7.           FINAL STATEMENTS, PRO FORMA FINAL INFORMATION AND EXHIBITS.
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                  (c) Exhibits

                        Exhibit 99.1. Credit Agreement, dated December 20, 2001, by and among Blair Corporation, PNC Bank, National Association and certain Banks and Guarantors named therein.

                        Exhibit 99.2.   Press Release


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date:  January 8, 2002             Blair Corporation



                                   By:    /s/ John E. Zawacki
                                        ---------------------------------------
                                        John E. Zawacki
                                        President and Chief Executive Officer

                                   By:    /s/ Kent Sivillo
                                        ---------------------------------------
                                        Kent Sivillo
                                        Vice President and Treasurer